EXHIBIT 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

Pursuant to 18 U.S.C. Section 1350, the undersigned officer of Forticell Bioscience, Inc. ("Forticell"), hereby certifies that Forticell’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Forticell.

Dated: August 14, 2008

/s/ Alan W. Schoenbart
Alan W. Schoenbart
Principal Executive Officer